   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1996

                                                      REGISTRATION NO. 333-15409
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       ON
                                    FORM S-8
                                       TO
                                    FORM F-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933*
             (Exact name of registrant as specified in its charter)

           COMMONWEALTH OF THE BAHAMAS                                  98-0136554
           (State or other jurisdiction                              (I.R.S. Employer
        of incorporation or organization)                          Identification No.)

                            ------------------------

                                  CORAL TOWERS
                          PARADISE ISLAND, THE BAHAMAS
                                 (809) 363-2516
                    (Address of Principal Executive Offices)
                            ------------------------

          GRIFFIN GAMING & ENTERTAINMENT, INC. 1994 STOCK OPTION PLAN
        RESORTS INTERNATIONAL, INC. SENIOR MANAGEMENT STOCK OPTION PLAN
                           (Full title of the plans)
                            ------------------------

                                JOHN CORBISHLEY
                        SUN INTERNATIONAL HOTELS LIMITED
                       10TH FLOOR, 1415 E. SUNRISE BLVD.
                         FT. LAUDERDALE, FLORIDA 33304
                                 (954) 713-2500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent of service)
                            ------------------------

                                   COPIES TO:

          CHARLES D. ADAMO, ESQ.                      JAMES M. EDWARDS, ESQ.
     SUN INTERNATIONAL HOTELS LIMITED                CRAVATH, SWAINE & MOORE
               CORAL TOWERS                              WORLDWIDE PLAZA
             PARADISE ISLAND                            825 EIGHTH AVENUE
               THE BAHAMAS                           NEW YORK, NEW YORK 10019

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES PURSUANT TO THE PLANS: Promptly after the filing of this Post-Effective Amendment.

    *Filed as a Post-Effective Amendment on Form S-8 to such Form F-4 Registration Statement pursuant to the procedure described herein. See "INTRODUCTORY STATEMENT".

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             INTRODUCTORY STATEMENT

    Sun International Hotels Limited ("Sun") hereby amends its Registration Statement on Form F-4 (No. 333-15409) (the "Form F-4") by filing this Post-Effective Amendment No. 2 on Form S-8 (the "Post-Effective Amendment") relating to the sale of up to 268,749 Ordinary Shares, par value $.001 per share, of Sun ("Sun Ordinary Shares") issuable upon the exercise of stock options granted under The Griffin Gaming & Entertainment, Inc. 1994 Stock Option Plan and The Resorts International, Inc. Senior Management Stock Option Plan (the "Plans").

    On December 16, 1996, Sun Merger Corp., a Delaware corporation and a wholly owned subsidiary of Sun ("Sub"), was merged with and into Griffin Gaming & Entertainment, Inc., a Delaware corporation ("GGE"). As a result of such merger (the "Merger"), GGE became a wholly owned subsidiary of Sun and each outstanding share (other than shares owned by Sun, GGE or any subsidiary of Sun or GGE) of Common Stock, par value $.01 per share, of GGE ("GGE Common Stock") has been converted into .4324 of a Sun Ordinary Share. In addition, each outstanding option issued pursuant to the Plans will no longer be exercisable for shares of GGE Common Stock, but instead, will constitute an option to acquire, on substantially the same terms and conditions as were applicable under such options, Sun Ordinary Shares.

    The Post-Effective Amendment relates only to the Sun Ordinary Shares issuable on the exercise of stock options under the Plans. It is the second Post-Effective Amendment to the Form F-4.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Act"). These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by Sun with the Securities and Exchange Commission are incorporated herein by reference:

        (a) Sun's Annual Report on Form 20-F for the fiscal year ended December 31, 1995;

        (b) All other reports filed by Sun pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1995; and

        (c) The description of Sun Ordinary Shares set forth in Sun's Registration Statements filed pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 56 of the International Business Companies Act, 1989 (the "IBCA") empowers a company incorporated under the IBCA to indemnify against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or (b) is or was, at the request of the company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, PROVIDED, HOWEVER, that such indemnification only be provided to a person if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purpose of the IBCA unless a question of law is involved.

    Sun provided for indemnification of its directors and officers pursuant to
Article 85 of the Sun Articles of Association, as amended, which provides that, net of any indemnification an officer or director of Sun receives from another source, Sun will indemnify its officers and directors to the fullest extent permitted by the IBCA.

    Sun has purchased directors' and officers' liability insurance policies indemnifying its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with Sun or its subsidiaries as directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8. EXHIBITS

     *4.1  Amended and Restated Memorandum of Association of the Registrant.

      4.2  Articles of Association of the Registrant adopted April 28, 1995, as amended
           (incorporated by reference to Exhibits 3.3 and 3.4 of Registration Statement No.
           33-80477 of the Registrant on Form F-3).

      4.3  Form of Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 of
           Registration Statement No. 33-80477 of the Registrant on Form F-3).

      4.4  Form of Registration Rights Agreement among the Registrant, Fidelity Management and
           Research Company and TCW Special Credits (incorporated by reference to Exhibit 2.3 of the 1994 Annual Report of the Registrant on Form 20-F, as amended by Amendment No. 1 thereto, File No. 0-22794).

      4.5  Form of Amendment No. 1 to the Registration Rights Agreement among the Registrant,
           Fidelity Management and Research Company and TCW Special Credits (incorporated by reference to Exhibit 4.4 of Registration Statement No. 33-89250 of the Registrant on
           Form F-1, as amended by Amendment No. 2 thereto).

      4.6  The Griffin Gaming & Entertainment, Inc. 1994 Stock Option Plan.

      4.7  The Resorts International, Inc. Senior Management Stock Option Plan.

      5.1  Opinion of Harry B. Sands and Company, as to the legality of the securities being registered.

     23.1  Consent of Arthur Andersen (in respect of their January 31, 1996 report incorporated by reference to the 1995 Annual Report of the Registrant on Form 20-F).

     23.2  Consent of Arthur Andersen LLP (in respect of their December 15, 1996 report regarding the Mohegan Tribal Gaming Authority incorporated by reference to Sun's report on Form 6-K dated January 30, 1996).

     23.3  Consent of Ernst & Young, LLP (in respect of their July 14, 1994 report incorporated by reference to the 1995 Annual Report of the Registrant on Form 20-F).

     23.4  Consent of Harry B. Sands and Company (included in Exhibit 5.1).

    *24.1  Power of Attorney of Solomon Kerzner.

------------------------

*   Previously filed.

    *24.2  Power of Attorney of Derek Hawton.

    *24.3  Power of Attorney of Peter Buckley.

    *24.4  Power of Attorney of Howard Marks.

    *24.5  Power of Attorney of Eric Siegel.

    *24.6  Power of Attorney of John Allison.

    *24.7  Power of Attorney of John Corbishley.

------------------------

*   Previously filed.

ITEM 9. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (a) to file, during any period in which offers or sales are being made, a post-effective amendment ot this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof;

    (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (e) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will governed by the final adjudication of such issue.

                                   SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of December, 1996.

                                SUN INTERNATIONAL HOTELS LIMITED

                                By:             /s/ CHARLES D. ADAMO
                                     ------------------------------------------
                                               Name: Charles D. Adamo
                                      Title: EXECUTIVE VICE PRESIDENT-GENERAL
                                                      COUNSEL

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    NAME                                         TITLE                              DATE
---------------------------------------------  ------------------------------------------  ----------------------

                                               Chairman of the Board of
                      *                          Directors and Chief Executive
    ------------------------------------         Officer (Principal Executive                December 17, 1996
               Solomon Kerzner                   Officer)

                      *
    ------------------------------------       Director                                      December 17, 1996
                Derek Hawton

                      *
    ------------------------------------       Director                                      December 17, 1996
                Peter Buckley

                      *
    ------------------------------------       Director                                      December 17, 1996
                Howard Marks

                      *
    ------------------------------------       Director                                      December 17, 1996
                 Eric Siegel

                      *                        Chief Financial Officer and
    ------------------------------------         Secretary (Principal Financial              December 17, 1996
                John Allison                     Officer)

                      *
    ------------------------------------       Authorized Representative in the              December 17, 1996
               John Corbishley                   United States

*By:    /s/ CHARLES D. ADAMO
      -------------------------
          Charles D. Adamo
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT
NUMBER     DESCRIPTION
---------  ---------------------------------------------------------------------------------------------------------

   4.6     Griffin Gaming & Entertainment, Inc. 1994 Stock Option Plan.

   4.7     Resorts International, Inc. Senior Management Stock Option Plan.

   5.1     Opinion of Harry B. Sands and Company, as to the legality of the securities being registered.

  23.1     Consent of Arthur Andersen (in respect of their January 31, 1996 report incorporated by reference to the
           1995 Annual Report of the Registrant on Form 20-F).

  23.2     Consent of Arthur Andersen LLP (in respect of their December 15, 1995 report regarding the Mohegan Tribal
           Gaming Authority incorporated by reference to Sun's Report on Form 6-K dated January 30, 1996).

  23.3     Consent of Ernst & Young, LLP (in respect of their July 14, 1994 report incorporated by reference to the
           1995 Annual Report of the Registrant on Form 20-F).